EXHIBIT 32

SECTION 906 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL
STATEMENTS

Each of Brian D. Fitzgerald, Chief Executive Officer, and William R. Schlueter, Chief Financial Officer, of Security Capital Corporation, a Delaware corporation (the “Company”), hereby certifies, to the best of his knowledge, that:

(1)                                  The Company’s periodic report on Form 10-Q for the period ended June 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*                                         *                                         *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Brian D. Fitzgerald	/s/ William R. Schlueter
Brian D. Fitzgerald	William R. Schlueter

Date: August 16, 2004	Date: August 16, 2004